Exhibit 99.1

INVESTOR CONTACT:	Lois Lee
loislee@invacare.com
440-329-6435

INVACARE CORPORATION PROVIDES BUSINESS UPDATE AND REVISED FINANCIAL GUIDANCE

ELYRIA, OH – (September 9, 2021) – Invacare Corporation (NYSE: IVC) ("Invacare" or the "company") will participate today in the 19th Annual Morgan Stanley Global Healthcare Conference with management available for 1x1 meetings with interested investors.

Third Quarter 2021 Update

Providing an update on the current business environment, Matt Monaghan, chairman, president and chief executive officer stated, “We are pleased to see increased customer activity as the world adapts to varying degrees of recovery from COVID-19. As we work to meet demand, the challenges related to labor, material and freight, which are affecting both our business and a wide variety of industries, are moderating our near-term outlook for revenue growth. We think it is prudent to update our investors on the measures we are taking to address these headwinds and on our sustained positive outlook for our business.

When we reconfirmed full-year guidance at the end of 2Q21, we had assumed an improvement in external factors which have not materialized as expected. These included moderation on cost and availability of freight and labor, which would have enabled us to capitalize on reducing backlog and generating higher revenue growth for the third quarter. In the short-term, we expect to maintain elevated levels of inventory and incur higher conversion costs. Management is working with customers on price increases as appropriate to defray significantly higher input costs; however, the benefit of those actions will not be realized until 4Q21.”

As a result of these near-term challenges, the company anticipates third quarter 2021 results in the following ranges:

Third Quarter 2021 Guidance
•Constant currency net sales(a) of 0% to growth of 4% year-over-year.
•Adjusted EBITDA(b) in the range of $6 to $9 million; and,
•Free cash flow(c) usage of $4 to $7 million.

Fourth Quarter 2021 Update

Monaghan continued, “It is difficult to determine exactly when the pandemic-induced global supply chain turmoil will stabilize. However, we expect 4Q21 to improve sequentially from the third quarter, albeit more gradually than initially anticipated. Increases in our workforce at key locations to improve throughput, as well as an increase in the number of freight carriers to expedite order delivery, should reduce our currently elevated backlog, driving revenue growth and adjusted EBITDA improvement. We continue to take actions to repurpose our resources as necessary to focus on products with high demand. We expect cash flow will also improve materially compared to the third quarter, driven by improved profitability and reduced working capital. However, we anticipate inventory will remain elevated to mitigate continued supply chain challenges expected through year-end. During this period, we also expect higher receivables from increased sales.”

As a result of our updated outlook and assumptions in the medium-term, the company is revising its full year 2021 guidance as follows:

2021 Full Year Guidance
•Constant currency net sales of -1% to growth of 2%, from growth of 4% to 7%
•Adjusted EBITDA in the range of $30 to $37 million, from $45 million; and,
•Free cash flow usage of $10 to $20 million, from free cash flow generation of $5 million.

Free cash flow usage will increase due to lower profitability in the range of $8 to $15 million while only realizing a portion of the full year benefit of mitigation actions and higher working capital requirements from increased inventory and accounts receivable of approximately $10 million more than originally anticipated. The company believes this increased investment will convert to cash over the course of 2022.

Business Outlook

Monaghan concluded, “The next year continues to look positive in terms of growth potential, driven in part by the continued expansion of new products in all our segments. Our markets continue to demonstrate their resilience and we remain focused on helping our customers expand back beyond pre-pandemic levels of demand. These favorable trends, as well as process and systems improvements, will support sustained and improved profitability and free cash flow generation and we will continue to optimize our business as required to operate effectively in the present landscape. Our associates have done a remarkable job facing the sustained challenges of the pandemic, and we will continue to work tirelessly to position Invacare for long-term success.”

In advance of today’s conference, an updated IR presentation will be posted on the Company’s website at www.invacare.com/investorrelations.

About Invacare Corporation

Invacare Corporation (NYSE: IVC) ("Invacare" or the "company") is a leading manufacturer and distributor in its markets for medical equipment used in non-acute care settings. At its core, the company designs, manufactures and distributes medical devices that help people to move, breathe, rest, and perform essential hygiene. The company provides clinically complex medical device solutions for congenital (e.g., cerebral palsy, muscular dystrophy, spina bifida), acquired (e.g., stroke, spinal cord injury, traumatic brain injury, post-acute recovery, pressure ulcers) and degenerative (e.g., ALS, multiple sclerosis, chronic obstructive pulmonary disease (COPD), elderly, bariatric) ailments. The company's products are important parts of care for people with a wide range of challenges, from those who are active and involved in work or school each day and may need additional mobility or respiratory support, to those who are cared for in residential care settings, at home and in rehabilitation centers. The company sells its products principally to home medical equipment providers with retail and e-commerce channels, residential care operators, distributors and government health services in North America, Europe, and Asia/Pacific. For more information about the company and its products, visit Invacare's website at www.invacare.com.

This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that describe future outcomes or expectations that are usually identified by words such as “will,” “should,” “could,” “plan,” “intend,” “expect,” “continue,” “forecast,” “believe,” and “anticipate” and include, for example, statements related to the expected effects on the company’s business of the COVID-19 pandemic; sales and free cash flow trends; the impact of contingency plans and cost containment actions; the company’s liquidity and working capital expectations; the company’s future financial results; and similar statements. Actual results may differ materially as a result of various risks and uncertainties, including the duration and scope of the COVID-19 pandemic, the pace of resumption of access to healthcare, including clinics and elective care, and loosening of public health restrictions, or any reimposed restrictions on access to healthcare or tightening of public health restrictions and impact on the demand for the company’s products; the availability and cost to the company of needed raw materials and components from its suppliers; actions that governments, businesses and individuals take in response to the pandemic, including mandatory business closures and restrictions on onsite commercial interactions; the impact of the pandemic and actions taken in response to the pandemic on global and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the effects of steps the company takes to reduce operating costs; the inability of the company to sustain profitable sales growth, achieve anticipated improvements in segment operating performance, convert high inventory levels to cash or reduce its costs; lack of market acceptance of the company's new product innovations, revised product pricing and/or product surcharges; circumstances or developments that may make the company unable to implement or realize the anticipated benefits, or that may increase the costs, of its current and planned business initiatives, in particular the key elements of its enhanced transformation and growth plan such as its new product introductions, commercialization plans, additional investments in sales force and demonstration equipment, product distribution strategy in Europe, supply chain actions and global information technology outsourcing and ERP implementation activities; possible adverse effects on the company's liquidity, including the company's ability to address future debt maturities; adverse changes in government and third-party payor reimbursement levels and practices in the U.S.; adverse impacts of new tariffs or increases in commodity prices or freight and logistics costs; regulatory proceedings or the company's failure to comply with regulatory requirements or receive regulatory clearance or approval for the company's products or operations; adverse effects of regulatory or governmental inspections of the company's facilities at any time and governmental investigations or enforcement actions; exchange rate fluctuations; and those other risks and uncertainties expressed in the cautionary statements and risk factors in the company's annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission. The company may not be able to predict and may have little or no control over many factors or events that may influence its future results and, except as required by law, shall have no obligation to update any forward-looking statements.

Definitions of Non-GAAP Financial Measures

(a) "Constant currency net sales" is a non-GAAP financial measure, which is defined as net sales excluding the impact of foreign currency translation and further adjusted to exclude Dynamic Controls, which was sold in March 2020 and not deemed a discontinued operation for financial reporting purposes. The current year's functional constant currency net sales are translated using the prior year's foreign exchange rates. These amounts are then compared to the prior year's sales to calculate the constant currency net sales change. The company believes that this financial measure provides meaningful information for evaluating the core operating performance of the company.

(b) "Adjusted EBITDA" is a non-GAAP financial measure, which is defined as earnings before interest, taxes, depreciation and amortization and calculated as net loss plus: income taxes, interest expense-net, loss on debt extinguishment including debt finance charges and fees, net gain on sale of business, and depreciation and amortization, as further adjusted to exclude charges related to restructuring activities and stock-based compensation expense. It should be noted that the company's definition of Adjusted EBITDA may not be comparable to similar measures disclosed by other companies because not all companies and financial analysts calculate Adjusted EBITDA in the same manner. The company believes that this financial measure provides meaningful information which is used by financial analysts and others in the company's industry to evaluate the performance of the company.

(c) "Free cash flow" is a non-GAAP financial measure, which is defined as net cash provided (used) by operating activities less purchases of property and equipment plus proceeds from sales of property and equipment. The company believes that this financial measure provides meaningful information for evaluating the overall financial performance of the company and its ability to repay debt or make future investments.

The company does not provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures, as changes in the items excluded from the GAAP financial measures are uncertain, and may be non-recurring, unusual and/or dependent on future events outside the company's control. Accordingly, the company is unable to estimate these items without unreasonable effort.